UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/31/2011

Stereotaxis, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50884

Delaware	94-3120386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108
(Address of principal executive offices, including zip code)

314-678-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On October 31, 2011, Stereotaxis, Inc. (the "Company") entered into a Waiver Agreement (the "Waiver") with Silicon Valley Bank (the "Bank") with respect to the liquidity ratio financial covenant pursuant to that certain Loan and Security Agreement, dated March 11, 2009, as amended by a certain First Loan Modification Agreement, dated as of December 15, 2009, and as further amended by a certain Second Loan Modification Agreement, dated as of December 17, 2010, and as further amended by a certain Third Loan Modification Agreement, dated as of June 29, 2011, and as further amended by a Fourth Loan Modification Agreement dated as of September 30, 2011, by and between the Company and the Bank (the "Original Agreement"). The following describes the material provisions of the Waiver.

Pursuant to the Waiver, the Bank waived the testing of the liquidity ratio financial covenant contained in the Original Agreement solely for the compliance period ended October 31, 2011.

A copy of the Waiver is being filed as Exhibit 10.1 hereto, and the information contained therein is hereby incorporated by reference herein.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 3, 2011, the Board of Directors of the Company designated Samuel W. Duggan II as the Company's Principal Financial Officer and Principal Accounting Officer. Upon the designation of Mr. Duggan as Principal Accounting Officer, the interim appointment of Martin C. Stammer as Principal Accounting Officer concluded.

Item 9.01.    Financial Statements and Exhibits

10.1        Waiver Agreement by and among Silicon Valley Bank, Stereotaxis, Inc., and Stereotaxis International, Inc., dated October 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

Date: November 04, 2011	By:	/s/ Karen Witte Duros
Karen Witte Duros
Sr. Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Waiver Agreement by and among Silicon Valley Bank, Stereotaxis, Inc., and Stereotaxis International, Inc., dated October 31, 2011.